Product supplement BG To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated March 18, 2011 Securities Act of 1933, Rule 424(b)(2)

Autocallable Securities Linked to an Index or Exchange

Traded Fund, or a Basket of Indices and/or Exchange Traded Funds

General

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Deutsche Bank AG may offer and sell Autocallable Securities, or, as may be titled in corresponding term sheets and pricing supplements, Trigger Autocallable Optimization Securities (the “securities”), linked to an index or exchange traded fund, or a basket of indices and/or exchange traded funds, which may include an index created by Deutsche Bank AG or one of its affiliates. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index or exchange traded fund, or basket of indices and/or exchange traded funds to which the securities are linked, and a separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying underlying supplement, prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.
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Payment on the securities is linked to an underlying index or exchange traded fund, or a basket of indices and/or exchange traded funds, as described below. The repayment of your initial investment is not guaranteed, and you may lose your entire initial investment.

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The securities linked to commodity based indices and/or exchange traded funds may be redeemed early due to a Commodity Hedging Disruption Event and as a result you could lose some or all of your initial investment. See “Description of Securities — Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components.”

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in any underlying index or its components or investing in any underlying exchange traded fund or its components.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks, including the risk of complete loss of your initial investment. The securities differ from ordinary debt securities in that the securities can have downside market risk similar to the underlying index or exchange traded fund, or the underlying basket of indices and/or exchange traded funds. This risk is in addition to the credit risk inherent in purchasing an obligation of Deutsche Bank AG. See “Risk Factors” beginning on page 7 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

March 18, 2011

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant underlying supplement and pricing supplement, this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying

For securities linked to one underlying index (an “Index”) or exchange traded fund (a “Fund”), the Underlying will be the Index or Fund designated in the relevant pricing supplement accompanying this product supplement.

For securities linked to a basket of Indices and/or Funds, the Underlying will be the basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The individual Indices and/or Funds included in the Basket (each, a “Basket Component”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Automatic Call

The securities will be called if the Closing Level on any Call Date set forth in the relevant pricing supplement is greater than, or if specified in the relevant pricing supplement, greater than or equal to, the Call Level. A Call Date is subject to postponement in the event of a non-Trading Day or Market Disruption Events as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Call Level

One or more levels of the Underlying or Basket set forth in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the Call Level will be equal to the Initial Level.

Redemption Amount (if securities are called)

If the securities are automatically called, on the applicable call settlement date set forth in the relevant pricing supplement (the “Call Settlement Date”), Deutsche Bank AG will pay you a redemption amount in cash per Face Amount of securities equal to the Call Price for the relevant Call Date.

Call Price

The Call Price applicable to each Call Date will be specified in the relevant pricing supplement and will be calculated based on the Call Return and the amount of time the securities have been outstanding.

Call Return	A percentage of the Face Amount specified in the relevant pricing supplement, which may be based on a Call Return rate.

Payment at Maturity (if securities are NOT called)

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay periodic coupon payments. Instead, if the securities have not been called, Deutsche Bank AG will pay you a cash amount at maturity, if any, based on the performance of the Underlying, as described below.

Unless otherwise specified in the relevant pricing supplement, your payment at maturity will be calculated as follows:

If a Knock-In Event does not occur, Deutsche Bank AG will pay you a cash payment at maturity per security equal to the Face Amount.

If a Knock-In Event occurs, Deutsche Bank AG will pay you a cash payment at maturity per security calculated as follows:

Face Amount x (1 + Underlying Return)

The Underlying Return could be positive or negative. If a Knock-In Event occurs and the Underlying Return is negative, you will lose some or all, of your initial investment at maturity.

Underlying Return	Unless otherwise specified in the relevant pricing supplement, the Underlying Return will be equal to:

Final Level – Initial Level (or the Strike Level, if applicable)

Initial Level (or the Strike Level, if applicable)

When used in the relevant pricing supplement, the Underlying Return will be referred to as the “Basket Return,” “Fund Return” or “Index Return,” as applicable.

Knock-In Event

As specified in the relevant pricing supplement. A Knock-In Event may occur if the Closing Level of the Underlying has declined below (or has declined below or is equal to) the Knock-In Level on any day during the Observation Period, or, in the case of continuous monitoring, if the level of the Underlying has declined below (or has declined below or is equal to) the Knock-In Level at any time on any day during the Observation Period. The relevant pricing supplement will specify whether closing level monitoring or continuous monitoring is applicable to the securities.

Alternatively, the relevant pricing supplement may specify that a Knock-In Event only occurs if the Final Level has declined below (or has declined below or is equal to) the Knock-In Level, or may provide other alternate methods to determine whether a Knock-In Event occurs.

Knock-In Level	The Knock-In Level will be a percentage of the Initial Level (or the Strike Level, if applicable) as set forth in the relevant pricing supplement.

Observation Period	If applicable, unless otherwise specified in the relevant pricing supplement, the period commencing on (but excluding) the Trade Date to (and including) the Final Valuation Date.

Closing Level	For an Index, the “Closing Level” will equal the official closing level of such Index on the relevant date of calculation.

For a Fund, the “Closing Level” will equal the closing price of one share of such Fund on the relevant date of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund.

For a Basket, the “Closing Level” will equal the level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation.

Final Basket Level

The Final Basket Level will equal the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Fund Level

The Final Fund Level will equal the Closing Level of the Fund on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Fund on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Index Level

The Final Index Level will equal the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Level	The Final Level will be one of the following, as applicable:

•	Final Basket Level

•	Final Index Level

•	Final Fund Level

Initial Basket Level	The Initial Basket Level will be specified in the relevant pricing supplement.

Initial Fund Level	The Initial Fund Level will equal the Closing Level of the Fund on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Index Level	The Initial Index Level will equal the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Level	The Initial Level will be one of the following, as applicable:

•	Initial Basket Level

•	Initial Index Level

•	Initial Fund Level

Strike Level

The relevant pricing supplement may specify a level other than the Initial Level to be used for determining whether the securities will be called on a Call Date and/or whether a Knock-In Event has occurred and/or for calculating the Underlying Return and the amount payable at maturity, if any. For example, the relevant pricing supplement may specify that a Strike Level equal to 105% of the Initial Level shall be used to determine whether the securities will be called on a Call Date, to determine whether a Knock-In Event has occurred and/or to calculate the Underlying Return.

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain Market Disruption Events and as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Share Adjustment Factor

Unless otherwise specified in the relevant pricing supplement, the Share Adjustment Factor, for each Underlying or Basket Component that is a Fund, will be 1.0, subject to adjustments as described under “Description of Securities — Anti-dilution Adjustments for Funds” below.

Valuation Date(s)

The Final Level will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement.

We refer to the Call Dates, Final Valuation Date and Averaging Dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain Market Disruption Events and as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI”). Any offering in which DBSI participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons or guarantee the return of some or all of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in any Underlying or Basket Component or any of the components underlying any Underlying or Basket Component. In particular, you may lose some or all of your initial investment at maturity if the Underlying depreciates over the term of the securities, as specified in the relevant pricing supplement. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. The securities can have downside market risk similar to the Underlying, and you could lose all of your initial investment. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities do not provide for coupon payments or guarantee the return of your initial investment at maturity.

The securities do not provide for coupon payments or guarantee any return of your initial investment. If the securities have not been automatically called, the return on the securities is linked to the performance of the Underlying and depends on whether or not a Knock-In Event occurs. Your initial investment will be repaid so long as a Knock-In Event does not occur. If a Knock-In Event occurs, you will be exposed to any depreciation of the Underlying, and you will lose some or all of your initial investment if the Final Level is less than the Initial Level (or the Strike Level, as applicable). Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to satisfy our obligations as they become due.

Payments on the securities are subject to Deutsche Bank’s creditworthiness.

Although the return on the securities will be based on the performance of the Underlying or Basket Component, as applicable, the payment of any amount due on the securities is subject to the credit risk of Deutsche Bank. An actual or anticipated downgrade in Deutsche Bank’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, our actual and perceived creditworthiness will affect the value of the securities, and in the event we were to default on our payment obligations, you may not receive any amount owed to you under the terms of the securities and you could lose your entire initial investment.

The securities may be automatically called on any Call Date.

The securities may be automatically called on any Call Date, and you will then receive only the Redemption Amount based on the Call Price set forth in the relevant pricing supplement. If the securities are called on a Call Date, you will not receive any payment other than the Redemption Amount due on the corresponding Call Settlement Date and you will not benefit from any subsequent increase in the Underlying as compared to the Initial Level, and you may not be able to reinvest your money in a comparable investment. In addition, because the securities could be called as early as the first Call Date, the term of your investment could be short, and your total return on the securities may not be enough to compensate for any loss in value due to inflation and other factors relating to the value of money over time. Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to satisfy our payment obligations as they become due and you could lose your entire investment.

Your appreciation potential will be limited to the Call Price.

The appreciation potential of the securities will be limited to the Call Price specified in the relevant pricing supplement, regardless of the performance of the Underlying. The Call Price will equal a fixed percentage per security based on the Call Return and may not reflect the full appreciation of the Underlying, which could be significant.

The contingent repayment of your initial investment, if applicable, may terminate during the Observation Period of the securities.

If the securities are not automatically called and the Closing Level of the Underlying has not declined below (or has not declined below or is not equal to) the Knock-In Level on any day during the Observation Period, or, in the case of continuous monitoring, if the level of the Underlying has not declined below (or has not declined below or is not equal to) the Knock-In Level at any time on any day during the Observation Period, Deutsche Bank AG will repay your initial investment in the securities, subject to the credit of Deutsche Bank AG. We refer to this payment as the contingent repayment of your initial investment. However, if the securities are not called and the Closing Level of the Underlying on any day or at any time on any day, as applicable, during the Observation Period has declined below (or has declined below or is equal to) the Knock-In Level, the contingent repayment of your initial investment will no longer apply and, at maturity you will be fully exposed to any depreciation in the Closing Level of the Underlying. Under these circumstances, you will lose 1% of the Face Amount of your investment for every 1% decline in the Final Level as compared to the Initial Level. You will be subject to this potential loss of your initial investment even if the Closing Level of the Underlying subsequently increases such that the Final Level has declined below the Initial Level but is greater than the Knock-In Level, and as a result, you will lose some or all of your initial investment if the Final Level has declined below the Initial Level.

The contingent repayment of your initial investment, if applicable, applies only if you hold the securities to maturity.

You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Closing Level of the Underlying is above the Knock-In Level at the time of sale.

Higher Call Return rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the price of such Underlying could close below the Knock-In Level on any day during the Observation Period of the securities. This greater expected risk will generally be reflected in a higher Call Return rate for the securities. However, while the Call Return rate is set on the Trade Date, the Underlying’s volatility can change significantly over the term of the securities. The level of the Underlying could fall sharply at any time, which could result in a significant loss of your initial investment.

Your return on the securities, if any, generally will not reflect any payments made with respect to any component underlying any Indices or Funds.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the components underlying any Indices or Funds and received payments made with respect to such components. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the Closing Levels on the Valuation Date(s). The Closing Levels of Indices and Funds generally reflect the prices of the components as calculated in the relevant Index or Fund without taking into consideration the value of any payments to holders of those components. There are certain indices, generally referred to as total return indices, that include distributions paid on the index components in the index return. If any Index (or index underlying a Fund) is described as a total return index with 100% distribution reinvestment, the distributions paid on the components underlying such Index (or index underlying a Fund) are deemed to be reinvested in such Index (or index underlying a Fund), so that the level of such Index (or index underlying a Fund) would include such distributions.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in any secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Underlying Return may be less than the return of the Underlying or Basket Components over the term of the securities, or at other times during the term of the securities.

Because the Underlying Return may be calculated based on the relevant Closing Level or Closing Levels on one or more Valuation Dates during the term of the securities, the return of the Underlying or the Basket Components, measured over the entire term of the securities or at certain times during the term of the securities, could be greater than the Underlying Return. This difference could be particularly large if there is a significant increase in one or more Closing Levels after a Valuation Date, if there is a significant decrease in the Closing Level of the Underlying or a Basket Component before a Valuation Date or if there is significant volatility in the Closing Level of the Underlying or a Basket Component during the term of the securities (especially on dates near the Valuation Date(s)). For example, when a Valuation Date for the securities is near the end of the term of the securities, if the Closing Level increases or remains relatively constant during the initial term of the securities and then decreases below the Initial Level (or the Strike Level, if applicable), the Underlying Return may be significantly less than if it were calculated on a date earlier than such Valuation Date. Under these circumstances, you may receive a lower Payment at Maturity than you would have received if you had invested directly in the Underlying, the Basket Components (if applicable), the components underlying the Underlying or contracts or funds relating to the Underlying for which there is an active secondary market. Even if the Closing Level of the Underlying increases during the term of the securities, the value of the securities may not increase by the same amount. It is also possible that the Closing Level of the Underlying may increase while the value of the securities declines because the value of the securities will not be influenced solely by the changes in the Closing Level of the Underlying.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the Face Amount of the securities, even in cases where the Closing Level of the Underlying has appreciated since the Trade Date. The securities are not designed to be short-term trading instruments, and, if your securities are not automatically called, you should expect to hold your securities until maturity. The amount payable at maturity described in the relevant pricing supplement assumes that your securities are held to maturity.

The Basket Components may not be equally weighted.

Each Basket Component may have a different weight in determining the value of the Basket, depending on the weightings specified in the relevant pricing supplement. For example, for a Basket composed of four Basket Components, the relevant pricing supplement may specify that the weighting of the four Basket Components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Basket Components is that if a higher-weighted Basket Component performs poorly and a lower-weighted Basket Component performs well, the Underlying Return will reflect the poor performance of the higher-weighted Basket Component more than it reflects the strong performance of the lower-weighted Basket Component, which will have an adverse effect on the value of the securities.

Changes in the values of the Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other. At a time when the values of some of the Basket Components increase, the values of other Basket Components may not increase as much or may decline. Therefore, in calculating the Underlying Return, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the value of the other Basket Components, particularly if the Basket Components that appreciate are of relatively low weight in the Basket. For example, for an equally weighted Basket composed of two Basket Components, a 10% appreciation in one Basket Component as of any Valuation Date would be completely offset by a 10% decline in the other Basket Component on such Valuation Date.

The Underlying Return will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect an Underlying or Basket Component whose underlying components are traded in currencies other than the U.S. dollar.

Although the components underlying an Underlying or Basket Component may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Underlying, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the components underlying the Underlying or Basket Component are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return for the securities. The amount we pay in respect of the securities on the Maturity Date will be determined solely in accordance with the procedures set forth under “Description of Securities — Payment at Maturity.”

The securities may be subject to currency exchange rate risk.

Because the prices of the components underlying an Underlying or Basket Component may be converted by the sponsor of the Underlying or Basket Component (the “Sponsor”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the

Underlying or Basket Component, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Underlying or Basket Component. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Underlying or Basket Component strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency weakens against the respective component currencies, the value of any such Underlying or Basket Component may be affected, and the Payment at Maturity of the securities may be reduced.

In addition, the Underlying or Basket Component may track the performance of currencies. In this case, the return you receive on the securities will be directly linked to currency exchange rate risk.

Of particular importance to potential currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the Underlying or Basket Components and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Underlying or Basket Component, the United States and other countries important to international trade and finance.

The value of the securities may be subject to emerging markets risk.

The value of the securities may be subject to the political and economic risks of emerging market countries through certain Underlying or Basket Components. Some Underlying or Basket Components may be linked to companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the market value and Payment at Maturity of your securities.

The securities may be subject to non-U.S. securities markets risk.

An Underlying or Basket Component may include constituent stocks that are issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and

Exchange Commission (the “SEC”), and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the Underlying on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Underlying. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the components underlying the Underlying or Basket Components;

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the dividend rate paid in respect of, or on each of the component stocks underlying, any Equity Based Underlying or Basket Components (to the extent any dividends affect the value of the Underlying or Basket Component);

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the relevant Closing Level (volatility);

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economic, financial, political and regulatory or judicial events that affect each of the components underlying the Underlying or Basket Components or markets generally and that may affect the relevant Closing Level on any Valuation Date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Underlying or Basket Components;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The inclusion in the Issue Price of each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity or the Redemption Amount due upon an automatic call will be based on the full Face Amount of your securities as described in the relevant pricing supplement, the Issue Price of the securities includes each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the Issue Price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

The Sponsor may adjust the Underlying or Basket Component in ways that affect the level of the Underlying or Basket Component, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Underlying or Basket Component. The Sponsor can add, delete or substitute the components underlying the Underlying or Basket Component or make other methodological changes that could change the level of the Underlying or Basket Component. You should realize that the changing of companies included in the Underlying or Basket Component may affect the Underlying or Basket Component, as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Underlying or Basket Component. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Underlying or Basket Component.

You will not have voting rights or rights to receive dividends or other payments made in respect of any component of the Underlying or Basket Component.

As a holder of the securities, you will not have voting rights or rights to receive any payments with respect to the components of the Underlying or Basket Component that holders of the components underlying the Underlying or Basket Component would have.

We do not control the Underlying or Basket Components or the component stocks underlying any Equity Based Underlying or Basket Component.

Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any of the companies whose stocks are included in any Equity Based Underlying or Basket Component. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the component stocks underlying the Underlying or Basket Component or your securities. None of the money you pay us will go to the Sponsor (except where we are the Sponsor of an Index) or any of the companies included in the Underlying or Basket Component, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

In the case of a Fund, the performance of the Fund may not correlate perfectly with the performance of the index on which the Fund is based.

The shares of a Fund are subject to market supply and investor demand and the market value of one share of the Fund may differ from the net asset value per share of the Fund. In addition, the Fund will reflect transaction costs and fees that are not included in the calculation of the index on which the Fund may be based. Because of the imperfect correlation between the performance of the Fund and the performance of the index on which the Fund is based, the return on the securities will not be the same as an investment directly in the Fund or in the index or in the equity securities included in such index, and will not be the same as a debt security with a Payment at Maturity linked to the performance of the index on which the Fund is based.

In the case of Funds, the policies of the Sponsor of the Fund and changes that affect the Fund or any index on which the Fund may be based could adversely affect the amount payable on your securities and their value.

The policies of the Sponsor of a Fund concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes affecting any relevant index are reflected in the Fund could affect the market price of the shares of the Fund and, therefore, the amount payable on the securities at maturity and the value of the securities before that date. The amount payable on the securities and their value could also be affected if the Sponsor changes these policies, for example, by changing the manner in which it calculates the Fund’s net asset value, or if the Sponsor discontinues or suspends calculation or publication of the Fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the Closing Level of the Fund is not available on the relevant Valuation Date because of a Market Disruption Event or for any other reason, the calculation agent may determine the Closing Level of the Fund on the relevant Valuation Date and thus the amount payable on the Maturity Date in a manner it considers appropriate in its sole discretion. We describe the discretion that the calculation agent will have in determining the Closing Levels on the Valuation Date and the amount payable on the securities more fully below under “We or our affiliates may have economic interests adverse to those of the holders of the securities,” and in the accompanying pricing supplement.

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor applicable to a Fund for certain events affecting the Fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of Securities — Anti-dilution Adjustments for Funds” for further information.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the components underlying any Underlying or Basket Components and other financial instruments related to the Underlying or Basket Component and its components on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket Components and, accordingly, could affect the value of the securities, whether the securities will be automatically called and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in an Equity Based Underlying or Basket Component, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stocks are included in the Underlying or Basket Component. Any prospective purchaser of securities should undertake such independent investigation of each company whose stock is included in the Underlying or Basket Component as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Underlying or Basket Component or the components underlying any Underlying or Basket Components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities. We or our affiliates are active participants in the commodities and currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodity or currency transactions and such transactions may have a negative impact on any Underlying or Basket Component with commodity or currency components.

Trading and other transactions by Deutsche Bank AG, or its affiliates, may impair the value of the securities.

Deutsche Bank AG or one or more of its affiliates may hedge the exposure from the securities by entering into various derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the market price of the components underlying the Underlying or Basket Components and the level of the Underlying or Basket Components and, therefore, make it less likely that you will receive a return on your investment in the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Deutsche Bank AG or its affiliates may also engage in trading in instruments linked to the Underlying or Basket Components on a regular basis as part of its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Deutsche Bank AG or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying or Basket Components. By introducing competing products into the marketplace in this manner, Deutsche Bank AG or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

Our actions as calculation agent may adversely affect the value of the securities.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Levels, the Underlying Return, the Redemption Amount due upon an automatic call and the amount that Deutsche Bank AG will pay you at maturity, as applicable. The calculation agent will also be responsible for determining whether a Market Disruption Event has occurred, whether an Underlying or Basket Component has been discontinued and whether there has been a material change in the method of calculation of the Underlying or Basket Components. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Deutsche Bank AG and its agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the level of the Underlying to which the securities are linked or the value of the securities.

Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Underlying to which the securities are linked.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Underlying or calculating the amount that we are required to pay you at maturity or upon an automatic call. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates, Call Settlement Dates, and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Level of an Underlying or Basket Component as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Level may differ substantially from the published Closing Level of such Underlying or Basket Component in the absence of such events. As a result, any such Market Disruption Event may adversely affect your return.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the return on commodity-linked securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Business Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of a Commodity Based Underlying or Basket Component and, therefore, the return on the securities.

Commodity futures contracts are subject to uncertain legal and regulatory regimes, which may result in a hedging disruption event, an acceleration of any payment on the securities linked to Commodity Based Underlyings or Basket Components and a loss on your investment.

The commodity futures contracts that may comprise Commodity Based Underlyings or Basket Components are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The Commodity Futures Trading Commission (the “CFTC”) has announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented. Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your proceeds in a comparable investment.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index or exchange traded fund, or a basket of indices and/or exchange traded funds to which the securities will be linked and a separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to one of our Autocallable Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices and/or Exchange Traded Funds (or Trigger Autocallable Optimization Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices and/or Exchange Traded Funds).

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an index (an “Index”) or fund (a “Fund”) or a basket of Indices and/or Funds (in such case, the “Basket”). An “Underlying” is an Index, Fund or Basket, as specified in the relevant pricing supplement. The securities are a series of notes referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar. The securities do not provide for coupon payments and do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity or upon an automatic call, Deutsche Bank AG will pay you a cash payment, if any, the amount of which will be determined as set forth in the relevant pricing supplement.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations. Any payment at maturity is subject to our creditworthiness.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Averaging Dates means two or more dates specified in the relevant pricing supplement.

Basket Component means each Fund or Index included in a Basket.

Business Day means unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Call Date means a date on which the securities may be subject to an automatic call as set forth in the relevant pricing supplement.

Call Level means one or more levels of the Underlying or Basket set forth in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the Call Level will be equal to the Initial Level.

Call Price means a price applicable to each Call Date will be specified in the relevant pricing supplement and will be calculated based on the Call Return and the amount of time the securities have been outstanding.

Call Return means a percentage of the Face Amount specified in the relevant pricing supplement, which may be based on the Call Return Rate.

Call Settlement Date means, otherwise specified in the relevant pricing supplement, the third Business Day following the corresponding Call Date.

Closing Level means:

(a)	for an Index, the official closing level of such Index on the relevant date of calculation;

(b)	for a Fund, the Closing Price of one share of the Fund on the relevant date of calculation, multiplied by the then current Share Adjustment Factor applicable to the Fund; and

(c)	for a Basket, the level of the Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation.

Closing Price for one share of a Fund on any Trading Day means:

•

if the Fund is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price for one share of the Fund, regular way, of the principal trading session on such day on the principal U.S. national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Fund is listed or admitted to trading, or

•

if the Fund is listed or admitted to trading on any U.S. national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price for one share of the Fund of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board operated by the Financial Institution Regulatory Authority on such day, or

•

if the Fund is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the last reported sale price for one share of the Fund of the principal trading session on the OTC Bulletin Board on such day, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the shares of the Fund (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Commodity Based means, when referring to an Underlying or a Basket Component, that the Underlying or Basket Component tracks commodity-linked instruments, as determined by the calculation agent.

Currency Based means, when referring to an Underlying or a Basket Component, that the Underlying or Basket Component tracks currencies or currency-linked instruments, as determined by the calculation agent.

Currency Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

Equity Based means, when referring to an Underlying or a Basket Component, that the Underlying or Basket Component is a security or tracks or is composed of securities, as determined by the calculation agent.

Exchange Traded Instrument means a futures contract relating to a commodity which is tracked by a Commodity Based Underlying or Basket Component.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Basket Level means the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Fund Level means the Closing Level of the Fund on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Fund on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Index Level means the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Level means one of the following, as applicable:

•	Final Basket Level

•	Final Index Level

•	Final Fund Level

Final Valuation Date means the date specified in the relevant pricing supplement.

Initial Basket Level means the Closing Level of the Basket on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Fund Level means the Closing Level of the Fund on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Index Level means the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Level means one of the following, as applicable:

•	Initial Basket Level

•	Initial Index Level

•	Initial Fund Level

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Redemption Amount means the amount payable per security Face Amount on a Call Settlement Date.

Relevant Exchange means:

(a)

for each Equity Based Underlying or Basket Component separately, the primary organized exchanges or markets of trading for (i) any security then included in, or, for a Fund, any security issued by, such Underlying or Basket Component, or (ii) any futures or options contract or fund related to such Underlying or Basket Component or to any security then included in, or, for a Fund, any security of, such Underlying or Basket Component; and

(b)	for each Exchange Traded Instrument included in a Commodity Based Underlying or Basket Component, the exchange on which the Exchange Traded Instrument is traded or its successor,

each as determined by the calculation agent.

Share Adjustment Factor for each Underlying or Basket Component that is a Fund means, unless otherwise specified in the relevant pricing supplement, 1.0, subject to adjustments as described under “— Anti-dilution Adjustments for Funds” below.

Trade Date means the date specified in the relevant pricing supplement.

Trading Day means:

(a)

for each Equity Based Underlying or Basket Component separately, a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange for the Underlying or Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time; and

(b)

for each Exchange Traded Instrument underlying a Commodity Based Underlying or Basket Component separately, a day, as determined by the calculation agent, on which the Relevant Exchange for such Exchange Traded Instrument is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Underlying Return means the (a) the Final Level minus the Initial Level (or the Strike Level, if applicable), divided by (b) the Initial Level (or the Strike Level, if applicable). When used in the relevant pricing supplement, the Underlying Return will be referred to as the “Basket Return,” “Fund Return” or “Index Return,” as applicable.

Automatic Call

Unless otherwise specified in the relevant pricing supplement, the securities will be called if the Closing Level on any Call Date set forth in the relevant pricing supplement is greater than, or if specified in the relevant pricing supplement, greater than or equal to, the Call Level. If the securities are automatically called, Deutsche Bank AG will pay you the Redemption Amount based on the Call Price for the relevant Call Date, payable on the corresponding Call Settlement Date. The Call Dates and Call Settlement Dates are subject to adjustment as described in “-Adjustments to Valuation Dates and Payment Dates.”

Payment at Maturity (if securities are NOT called)

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay periodic coupon payments. Instead, if the securities have not been called, at maturity Deutsche Bank AG will pay you a cash amount at maturity, if any, based on the performance of the Underlying and whether or not a Knock-In Event occurs, as described below.

The relevant pricing supplement may specify an alternative Payment at Maturity calculation which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how your Payment at Maturity is calculated.

•	If a Knock-In Event occurs, Deutsche Bank AG will pay you a cash payment calculated as follows:

Face Amount × (1 +Underlying Return)

If the Underlying Return is negative, you will lose some or all of your initial investment.

•	If a Knock-In Event does not occur, Deutsche Bank AG will pay you a cash payment per security equal to the Face Amount.

The Knock-In Event will be specified in the relevant pricing supplement. A Knock-In Event may occur if the Closing Level has declined below (or has declined below or is equal to) the Knock-In Level on any day during the Observation Period, or, in the case of continuous monitoring, if the level of the Underlying has declined below (or has declined below or is equal to) the Knock-In Level at any time on any day during the Observation Period. The relevant pricing supplement will specify whether closing level monitoring or continuous monitoring is applicable to the securities.

Alternatively, the relevant pricing supplement may specify that a Knock-In Event only occurs if the Final Level has declined below (or has declined below or is equal to) the Knock-In Level, or may provide other alternate methods to determine whether a Knock-In Event occurs.

The “Knock-In Level” will be expressed as a percentage of the Initial Level (or the Strike Level, if applicable) and will be set forth in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “Underlying Return” is the percentage change in the Closing Level calculated by comparing the Closing Level on the Final Valuation Date, or the arithmetic average of the Closing Levels on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement (the “Final Level”), to the Index closing level on the Trade Date (the “Initial Level”) or to a percentage of the Initial Level (the “Strike Level”), as calculated by the calculation agent. The relevant pricing supplement will specify the Initial Level and the manner in which the Final Level is determined. Unless otherwise specified in the relevant pricing supplement, the Underlying Return will be calculated as follows:

Underlying Return	=	Final Level – Initial Level (or the Strike Level, if applicable) Initial Level (or the Strike Level, if applicable)

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Call Date, Final Valuation Date, Averaging Date, Trade Date or other date specified in the pricing supplement on which a value for an Underlying is required and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date other than a Trade Date, the corresponding Call Settlement Date, the Maturity Date or any other date on which a payment is made to the holder of the securities based on the value of an Underlying on such Valuation Date (together with the Maturity Date, a “Payment Date”) will be adjusted as well. Payment Dates will also be adjusted if they are not Business Days or Currency Business Days, as applicable.

As used in the following sections, “Underlying” refers to an individual Index or Fund to which a security is linked. For a Basket, adjustments for Market Disruption Events will be applied to the individual Basket Components.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Equity Based Underlyings or Basket Components

Adjustments to Valuation Dates for Equity Based Underlyings or Basket Components

For Underlyings or Baskets composed exclusively of Basket Components which are Equity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days as applicable.

If:

(a)	a Valuation Date is not a Trading Day with respect to any Underlying or Basket Component; or

(b)	a Market Disruption Event for any Underlying or Basket Component occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Underlying or Basket Component, as applicable, will be postponed to the immediately succeeding Trading Day on which no Market Disruption Event for such Underlying or Basket Component occurs or is continuing. The Valuation Date for any such Underlying or Basket Component will not be postponed later than the fifth scheduled Trading Day after the date originally scheduled for such Valuation Date (the “Fifth Day”).

If the Valuation Date is postponed to the Fifth Day and:

(a)	the Fifth Day is not a Trading Day with respect to such Underlying or Basket Component; or

(b)	a Market Disruption Event for such Underlying or Basket Component occurs or is continuing on the Fifth Day,

then, on the Fifth Day the Closing Level of such Underlying or Basket Component will be determined by the calculation agent (i) in the case of an Index, using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for such relevant Underlying or Basket Component, using the Closing Level of each constituent of such Underlying or Basket Component, as applicable (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent’s good faith estimate of the Closing Level that would have prevailed but for such suspension or limitation or non-Trading Day) on the Fifth Day, and (ii) in the case of a Fund, in good faith and in a commercially reasonable manner.

For a Basket, the calculation agent will then calculate the Closing Level for the Basket using:

(a)	for Basket Components not disrupted on the original Valuation Date, the published Closing Levels of such Basket Components on the original Valuation Date;

(b)

for Basket Components disrupted on the original Valuation Date but not disrupted on one or more Trading Days from the original Valuation Date to and including the Fifth Day, the published Closing Levels of such Basket Components on the first Trading Day after the original Valuation Date on which no Market Disruption Event occurred or was continuing; and

(c)	for Basket Components disrupted from the original Valuation Date through the Fifth Day, the calculation agent’s determination of the Closing Levels of such Basket Components.

Consequences for Adjustments to Valuation Dates for Equity Based Underlyings or Basket Components

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed.

Market Disruption Events for Equity Based Underlyings or Basket Components

With respect to an Equity Based Underlying or Basket Component, a “Market Disruption Event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•

for an Underlying or Basket Component which is a Fund, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) shall be based on a comparison of:

•

the portion of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) attributable to that security, relative to

•	the overall level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Underlying or Basket Component by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Underlying or Basket Component; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Underlying or Basket Component are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Commodity Based Underlyings and Basket Components

Adjustments to Valuation Dates for Commodity Based Underlyings or Basket Components

For Underlyings or Baskets composed exclusively of Basket Components which are Commodity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days.

If a Market Disruption Event affecting one or more Exchange Traded Instruments included in an Underlying or Basket Component is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument, the calculation agent will calculate the Closing Level of such Underlying or Basket Component for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the Commodity Based Underlying or Basket Component on the Valuation Date;

(b)

for each Exchange Traded Instrument for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)

subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not a Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding Trading Day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after a Trade Date; or

(y)	the fifth scheduled Trading Day after the scheduled Valuation Date (other than a Trade Date),

then the calculation agent will determine and use in calculating the Closing Level of the Underlying or Basket Component the closing price for the affected Exchange Traded Instrument on the scheduled Trading Day after the Trade Date or the fifth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates for Commodity Based Underlyings or Basket Components

If an adjustment is made for Market Disruption Events and non-Trading Days, and the date as of which the calculation agent determines the Closing Level of an Underlying or Basket Component falls less than three Business Days prior to the scheduled Payment Date, as applicable, corresponding to such Valuation Date, such Payment Date, as applicable, will be postponed to the third Business Day following the date as of which the calculation agent determines the Closing Level of the Underlying or Basket Component for such Valuation Date. If a scheduled Payment Date is not a Business Day, such Payment Date will be postponed to the next succeeding Business Day, subject to postponement in the event that a Market Disruption Event exists on the applicable Valuation Date as described above.

Market Disruption Events for Commodity Based Underlyings or Basket Components

With respect to a Commodity Based Underlying or Basket Component, a “Market Disruption Event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•

a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•

the settlement price of any Exchange Traded Instrument within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•

failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•

failure by the Sponsor of an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) to publish the Closing Level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•	a Commodity Hedging Disruption Event (as defined below).

Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the Business Day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth Business Day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)

due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)

for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Currency Based Underlyings and Basket Components

Adjustments to Valuation Dates for Currency Based Underlyings or Basket Components

For Underlyings or Baskets composed exclusively of Basket Components which are Currency Based, the following adjustments will be made for Market Disruption Events and non-Currency Business Days.

If:

(a)	a Valuation Date is not a Currency Business Day with respect to any Underlying or Basket Component; or

(b)	a Market Disruption Event for any Underlying or Basket Component occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Underlying or Basket Component, as applicable, may, in the discretion of the calculation agent, be postponed to the immediately succeeding Currency Business Day on which no Market Disruption Event for such Underlying or Basket Component occurs or is continuing. The Valuation Date for any such Underlying or Basket Component will not be postponed later than the fifth scheduled Currency Business Day after the date originally scheduled for such Valuation Date (the “Fifth Day”).

If the Valuation Date is postponed to the Fifth Day and:

(a)	the Fifth Day is not a Currency Business Day with respect to such Underlying or Basket Component; or

(b)	a Market Disruption Event for such Underlying or Basket Component occurs or is continuing on the Fifth Day,

then, on the Fifth Day the calculation agent will determine the Closing Level of such Underlying or Basket Component using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Currency Business Day for such Underlying or Basket Component, using the level of each constituent of such Underlying or Basket Component (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent’s good faith estimate of the level of each constituent that would have prevailed but for such suspension or limitation or non-Currency Business Day) on the Fifth Day.

For a Basket, the calculation agent will then calculate the Closing Level for the Basket using:

(a)	for Basket Components not disrupted on the original Valuation Date, the published Closing Levels of such Basket Components on the original Valuation Date;

(b)

for Basket Components disrupted on the original Valuation Date but not disrupted on one or more Trading Days from the original Valuation Date to and including the Fifth Day, the published Closing Levels of such Basket Components on the first Trading Day after the original Valuation Date on which no Market Disruption Event occurred or was continuing; and

(c)	for Basket Components disrupted from the original Valuation Date through the Fifth Day, the calculation agent’s determination of the Closing Levels of such Basket Components.

Consequences for Adjustments to Valuation Dates for Currency Based Underlyings or Basket Components

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed.

Market Disruption Events for Currency Based Underlyings or Basket Components

With respect to a Currency Based Underlying or Basket Component, a “Market Disruption Event” means any of the following:

•	A currency exchange rate used in the calculation of the Underlying or Basket Component splits into dual or multiple exchange rates;

•

An event occurs that generally makes it impossible to convert a currency used in the calculation of the Underlying or Basket Component (an “Index Currency”) into U.S. dollars in the home country for such Index Currency (the “Index Currency Jurisdiction”) through customary legal channels;

•

An event occurs that generally makes it impossible to deliver U.S. dollars from accounts inside an Index Currency Jurisdiction to accounts outside that Index Currency Jurisdiction, or to deliver an Index Currency between accounts inside the Index Currency Jurisdiction for such Index Currency or to a party that is a non-resident of the relevant Index Currency Jurisdiction;

•

The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an Index Currency;

•

Any change in, or amendment to, the laws or regulations prevailing in the Index Currency Jurisdiction in respect of any Index Currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the calculation agent determines may cause another Market Disruption Event to occur or that leads or may lead to the introduction of a currency peg regime;

•	The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Underlying or Basket Component;

•

Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the relevant jurisdiction;

•

The calculation agent determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the Underlying or Basket Component and any other market source;

•

It becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the Sponsor of the Underlying or Basket Component itself acting in good faith in a commercially reasonable manner;

•

The calculation agent determines that Deutsche Bank AG or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to any securities or other relevant transactions linked to the Underlying or Basket Component, or to realize, recover or remit the proceeds of any such transactions (such an event, a “Hedging Disruption Event”);

•	Any other event which means the Sponsor of the Underlying or Basket Component fails to publish the Closing Level of the Underlying or Basket Component; and

•	Any event that the calculation agent determines may lead to any of the foregoing events.

Hybrid Baskets

If a Basket contains a mix of Equity Based, Commodity Based or Currency Based Basket Components (a “hybrid Basket”), the Valuation Date for each Basket Component will be adjusted in accordance with the provisions set out above. If there are two or more Basket Components which are Equity Based, Commodity Based or Currency Based, the Valuation Date for those Basket Components will be adjusted as if the Basket Components formed a Basket by themselves.

If the scheduled Payment Date for a hybrid Basket is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event occurring with respect to any Basket Component or otherwise, the Final Valuation Date or final Averaging Date for any Basket Component is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last Final Valuation Date or final Averaging Date, as postponed, to occur for the Basket Components.

Discontinuation of an Index; Alteration of Method of Calculation

If the Sponsor of an Index discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for the Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, or the calculation agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the calculation agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the calculation agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event”), then any level of the Fund required for the purposes of the securities will be determined by the calculation agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the Sponsor of the Tracked Index discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, as the calculation agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing level following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any Trading Day on which the closing level is relevant to the Payment at Maturity.

Upon any selection by the calculation agent of a Successor Tracked Index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, as the calculation agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the calculation agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the calculation agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

The Share Adjustment Factor, the Initial Fund Level and Final Fund Level for each Fund is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor for any Fund after the close of business on the Business Day immediately preceding each Valuation Date.

No adjustments to the Share Adjustment Factor for any Fund will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the Closing Level of a Fund on any Trading Day during the term of the securities.

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first Trading Day on which transactions in the shares of a Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first Trading Day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

a fraction, the numerator of which is the closing price of a Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Levels and whether an automatic call has occurred, the Underlying Return, the Redemption Amount and the Payment at Maturity on the securities. In addition, the calculation agent will determine whether there has been a Market Disruption Event or a discontinuation of the Underlying or Basket Components and whether there has been a material change in the method of calculating any of the Underlying or Basket Components. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an automatic call on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date or the Call Settlement Date, as applicable.

All calculations with respect to the Closing Levels and Underlying Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security at maturity or upon an automatic call, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft —Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per security as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have successive Averaging Dates, then the Business Days immediately preceding the date of acceleration shall be the corresponding Averaging Dates. If the securities have scheduled Averaging Dates that are not all on successive Business Days, then the amount due and payable will be calculated as though the Closing Levels of the Underlying for any Averaging Dates scheduled to occur on or after such date of acceleration were the Closing Levels of the Underlying on the date of acceleration.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an automatic call on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

In addition, we will not attempt to ascertain whether any entity, securities of which are included in or constitute any Underlying or Basket Component, would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Subject to the possible application of Section 1256 of the Code, discussed below, the following are anticipated U.S. federal income tax consequences of ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (whether pursuant to an automatic call or otherwise), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year, subject to the potential application either of certain rules and regulations relating to foreign currency instruments or of the “constructive ownership” regime discussed below. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term exceeding one year from issuance to maturity (including the last possible date that the securities could be outstanding) would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities prior to maturity or a Call Settlement Date, if any. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

If Payment at Maturity is determined in whole or in part by reference to one or more foreign currencies (not including translation of prices of stock traded in foreign currencies), Section 988 of the Code may apply to the securities. If Section 988 were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply, and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming the election is available, if you make a valid election before the close of the day on which you acquire your securities, your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the securities for more than one year. You should consult your tax adviser regarding the availability of the election, the advisability of making it and the conditions and procedures for doing so.

Depending on their terms, the securities might be treated as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply, you would be required to mark your securities to market at the end of each year (i.e., recognize income as if they had been sold for their fair market value). Under this treatment, if applicable, gain or loss recognized on marking to market would be ordinary in character absent a valid election under Section 988 to treat gain or loss on the notes as capital. Assuming the election is available and a valid election is made, gain or loss recognized on marking to market would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your notes.

If a “pass-thru entity” (such as a Fund) is an Underlying or a Basket Component, the securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of sale, exchange or retirement of the securities could be affected materially and adversely. If a security were treated in whole or in part as a constructive ownership transaction, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). Assuming Section 1260 were to apply to a security, it is unclear how the net underlying long-term capital gain would be computed. It is possible, for instance, where a Fund is the sole Underlying, that the net underlying long-term capital gain could equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the Face Amount of the security in shares of the Fund and sold those shares for their fair market value on the date your security is sold, exchanged, or retired. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Other U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held the securities. For instance, in the case of any Index that constitutes or is included in an Underlying, it is possible that any reconstitution, rebalancing or recomposition of the Index, change in methodology of the Index, or substitution of a Successor Index could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In 2007, the IRS also released a revenue ruling holding that a particular financial instrument linked to a foreign currency was properly treated as a debt instrument denominated in that foreign currency. A security that has a foreign currency as an Underlying is distinguishable in meaningful respects from the instruments described in the revenue ruling. If, however, the reach of the revenue ruling were to be extended, it could materially and adversely affect the tax consequences of an investment in such a security for U.S. holders, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice and ruling, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (whether pursuant to an automatic call or otherwise) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. Subject to the discussion in the following paragraph, if the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS Form W-8BEN (or W-8ECI, if appropriate).

Legislation enacted in 2010 generally imposes a withholding tax of 30% on payments made after December 31, 2012 to certain foreign entities (including financial intermediaries) of interest on, and the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest, unless various U.S. information reporting and due diligence requirements have been satisfied. This legislation applies to “obligations” issued after March 18, 2012. The reporting and diligence requirements of the legislation, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such foreign entities. If the securities were recharacterized as debt instruments (which would give rise to U.S.-source interest), they would generally be subject to this regime if issued after March 18, 2012 unless an exception is provided under future guidance. Non-U.S. purchasers of securities issued after March 18, 2012 should consult their tax advisers regarding the possible implications of this legislation for their investment in the securities.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the relevant Underlying, the components underlying the relevant Underlying, or instruments whose value is derived from the relevant Underlying or its underlying components. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the level of the relevant Underlying (including the Initial Level), and therefore effectively establish a higher level that the relevant Underlying must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date or Valuation Dates could decrease the Closing Levels of the relevant Underlying on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the relevant Underlying, the components underlying the relevant Underlying, or instruments whose value is derived from the relevant Underlying or its underlying components. Although we have no reason to believe that any of these activities will have a material impact on the level of the relevant Underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which DBSI participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

THE UNDERLYINGS

Funds

In the relevant pricing supplement we will provide summary information regarding any Funds to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information.

Companies with securities registered under the Exchange Act and the Investment Company Act of 1940, as amended, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the Funds and the components underlying the Funds may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Indices

In the relevant pricing supplement, we will provide summary information regarding any Indices to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information. The Indices to which payment on the securities will be linked may also be described in an underlying supplement relating to the securities.

General

This product supplement, any relevant underlying supplement and the relevant pricing supplement relate only to the securities offered thereby. We have derived any and all disclosures contained in this product supplement, any relevant underlying supplement and the relevant pricing supplement regarding the Funds or Indices described therein from the publicly available documents described above. In connection with any offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Funds or Indices described therein. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Funds (and therefore the Share Adjustment Factor) or Indices described therein have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Funds or Indices described therein could affect the payment at maturity or upon an automatic call with respect to the securities and, therefore, the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying.

We or our affiliates may currently or from time to time engage in business with the companies underlying the Funds or Indices, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about such companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Funds or Indices and the components underlying the Funds. As a prospective purchaser of a security, you should undertake an independent investigation of the Funds or Indices as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.